Exhibit 99.1

BioSpecifics Appoints Alex Monteith as Chief Business Officer

WILMINGTON, DE – July 20, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC) (the “Company”), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first-in-class collagenase-based product marketed as XIAFLEX® in North America, today announced the appointment of Alex Monteith as Senior Vice President and Chief Business Officer.

“As we seek to execute our corporate strategy, including exploring the potential of new XIALFEX® indications and expanding our portfolio beyond our existing assets, I am confident that Alex’s extensive business development experience and strategic insights will prove invaluable in the next stage of our growth,” said Joe Truitt, Chief Executive Officer.

Mr. Monteith was most recently Vice President of Business Development for Deerfield Management, LLC, where he helped establish and lead the business development function as part of the Operations Team. Previously, he served as Vice President of Business Development & Alliance Management for Achillion Pharmaceuticals, Inc. (“Achillion”), a clinical-stage biopharmaceutical company. Prior to Achillion, he was the Head of U.S. Business Development for Helsinn Therapeutics, Inc. and held a number of other business development roles at Signum Biosciences, Inc., Alpharma Pharmaceuticals, LLC, and UCB, Inc. Mr. Monteith began his pharma career at Merck & Co., Inc.as a chemist, and later held positions in finance. He holds an M.B.A. from Carnegie Mellon University and a B.S. in Biology from James Madison University.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company.

The Company discovered and developed a proprietary form of injectable collagenase (CCH), which is currently marketed by the Company’s partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo announced that it received FDA approval of CCH for the treatment of moderate to severe cellulite in the buttocks of adult women; Qwo™ is expected to be available commercially in the U.S. starting in the first half of 2021. The CCH research and development pipeline includes several additional potential indications including adhesive capsulitis and plantar fibromatosis. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, projected prospects, plans and objectives of management, future strategic opportunities, the effect of recent management and board leadership changes, the timing and occurrence of commercial launches, potential indications, research and development plans, indications in development, and the assumptions underlying or relating to such statements, are “forward-looking statements.” In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” “believe,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and the Company’s projections about future events and various assumptions. There can be no assurance that the Company will realize its expectations or that the Company’s beliefs will prove correct. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX® and Qwo™; the market for XIAFLEX® in, and timing, initiation, and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that the

Company may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX® and Qwo™; the impacts of the novel coronavirus (COVID-19) global pandemic; and other risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and otherwise in its filings and reports filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this press release and, except as may be required by law, the Company assumes no obligation to update these forward-looking statements.

IR Contact:

Stern Investor Relations, Inc.

Sarah McCabe

sarah.mccabe@sternir.com

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